Exhibit 10.7

AMENDMENT NUMBER TWO

TO THE ASSURANT

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the Assurant Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2008 (the “Plan”), is adopted by Assurant, Inc. (the “Company”), effective as of the dates set forth herein.

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, the Company previously reserved the right to amend the Plan through action of the Benefit Plans Committee (the “Committee”).

NOW, THEREFORE, the Committee amends the Plan as follows:

1.

Effective as of January 1, 2010, the definition of “Target Benefit” set forth in clause (i) of Section 4.01 of the Plan, as amended by Amendment Number One to the Plan, is hereby revised to read as follows:

(i.)	Target Benefit is fifty percent (50%) of the Participant’s Annual Target Earnings as of his Separation from Service Date, multiplied by a fraction (not to exceed one), the numerator of which is the number of months of Benefit Service as of his Separation from Service Date, and the denominator of which is two hundred forty (240). In other words, after twenty (20) years of Benefit Service, a Participant will earn a full fifty percent (50%) benefit under this Plan. If the Comprehensive Benefit is paid prior to age 60, then the Target Benefit will be reduced on an Actuarially Equivalent basis to reflect early commencement from age 60 to the date the Comprehensive Benefit was paid; provided, however, that effective for (x) Participants who first became eligible to participate in the Plan on or after January 1, 2007 and prior to January 1, 2010, if the Comprehensive Benefit is paid prior to age 62, then the Target Benefit will be reduced on an Actuarially Equivalent basis to reflect early commencement from age 62 to the date the Comprehensive Benefit is actually paid and (y) Participants who first become eligible to participate in the Plan on or after January 1, 2010, if the Comprehensive Benefit is paid prior to age 65, then the Target Benefit will be reduced on an Actuarially Equivalent basis to reflect early commencement from age 65 to the date the Comprehensive Benefit is actually paid. If the Comprehensive Benefit is paid after a Participant reaches age 60, then the Participant shall be entitled to the greater of the Target Benefit as of his Separation from Service Date or the Target Benefit accrued at age 60 increased on an Actuarially Equivalent basis to reflect late commencement from age 60 to the date the Comprehensive Benefit begins to be paid; provided, however, that effective for (x) Participants who first became eligible to participate in the Plan on or after January 1, 2007 and prior to January 1, 2010, if the Comprehensive Benefit is paid after the Participant reaches age 62, then the Participant shall be entitled to the greater of the Target Benefit as of his Separation from Service Date or the Target Benefit accrued at age 62 increased on an Actuarially Equivalent basis to reflect late commencement from age 62 to the date the Comprehensive Benefit begins to be paid and (y) Participants who first become eligible to participate in the Plan on or after January 1, 2010, if the Comprehensive Benefit is paid after the Participant reaches age 65, then the Participant shall be entitled to the greater of the Target Benefit as of his Separation from Service Date or the Target Benefit accrued at age 65 increased on an Actuarially Equivalent basis to reflect late commencement from age 65 to the date the Comprehensive Benefit begins to be paid. Any Actuarially Equivalent increase to the Target Benefit to reflect a Comprehensive Benefit paid after a Participant reaches age 60, age 62 or age 65, as applicable, shall be fully subject to Section 409A and shall not affect a Participant’s benefit accrued and vested as of December 31, 2004.

* * * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed effective as of the dates set forth above.

ASSURANT, INC. BENEFIT PLANS COMMITTEE

Date October 20, 2009	By	/s/ Robyn Price Stonehill
Robyn Price Stonehill
Senior Vice President, Compensation & Benefits